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                                                                    EXHIBIT 10.3


                    LANDRY'S SEAFOOD RESTAURANTS, INC. AND
                    CONSOLIDATED RESTAURANT COMPANIES, INC.
                              AGREE TO END MERGER

                                Houston, Texas

                                 March 8, 1999


     Houston, Texas --- (NASDAQ - "LDRY") Landry's Seafood Restaurants, Inc. ("Landry's") and Consolidated Restaurant Companies, Inc. ("CRC") announced today their agreement to end plans to merge the two companies and all related transactions.

      Tilman J. Fertitta, Chairman of the Board, President and Chief Executive Officer of Landry's stated that after announcing the proposed merger on March 2, 1999, the reaction of the market and Landry's stockholders caused each of the parties to reconsider the proposed business combination.

     Mr. Fertitta stated he intends to continue discussions with CRC to explore whether a possible transaction on different terms might be structured that might be advantageous to Landry's and its stockholders.

     Landry's decision to terminate the proposed business combination was approved by the Special Committee of independent directors that had been previously formed to consider the fairness of the proposed merger and all related transactions and by the full Board of Directors.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current plans and expectations of Landry's and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, the fact that there is no assurance that any restructured transaction will be consummated, the risks associated with the ability of Landry's to continue its expansion strategy, changes in cost of food, labor and employee benefits, the ability of Landry's to acquire prime locations, general market conditions, competition and pricing, all of which involves risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Landry's expressly disclaims any intent or obligation to update these forward-looking statements.

     For more information, contact Tilman J. Fertitta, Chairman of the Board, President and Chief Executive Officer of Landry's Seafood Restaurants, Inc. at
(713) 850-1010.